UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2014

ALERE INC.

(Exact name of registrant as specified in charter)

Delaware	1-16789	04-3565120
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

51 Sawyer Road, Suite 200, Waltham, Massachusetts 02453

(Address of Principal Executive Offices) (Zip Code)

(781) 647-3900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 1, 2014, our board of directors announced changes to the senior leadership of our company. On June 30, 2014, Ron Zwanziger resigned as our Chief Executive Officer and President and as a member of our board of directors, effective immediately.

Immediately following Mr. Zwanziger’s resignation, our board of directors appointed Namal Nawana, our Chief Operating Officer, to serve in the additional capacity of Interim Chief Executive Officer and President. Our board of directors expects to engage an executive search firm to assist it in identifying candidates to succeed Mr. Zwanziger on a permanent basis.

Also on June 30, 2014, following Mr. Zwanziger’s resignation, Jerry McAleer, our Senior Vice President, Research and Development and a member of our board of directors, and David Scott, our Chief Scientific Officer, resigned their respective positions with our company.

Item 8.01	Other Events.

On July 1, 2014, we issued a press release entitled “Alere Announces Management Transition,” which is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release dated July 1, 2014, entitled “Alere Announces Management Transition”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALERE INC.

Date: July 1, 2014	By:	/s/ Jay McNamara
	Name:	Jay McNamara
	Title:	Senior Counsel – Corporate & Finance

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated July 1, 2014, entitled “Alere Announces Management Transition”